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IDS Strategy Fund, Inc.
File No. 2-89288/811-3956

                                  EXHIBIT INDEX


Exhibit 9a:                Copy of Transfer Agency Agreement dated Jan. 1, 1998

Exhibit 10:                Opinion and Consent of Counsel

Exhibit 11:                Consent of Independent Auditors

Exhibit 17:                Financial Data Schedules

Exhibit 19a:               Directors/Trustees Power of Attorney